UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 323-0434

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2008, Platinum Energy’s Board of Directors appointed Bernard Lang as a Class A director of the Company and Norman Rosenberg as a Class B director of the Company. The appointments increased the number of directors constituting the whole Board from three to five directors.

As a Class A director, Mr. Lang will hold office until the Company’s first annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office. As a Class B director, Mr. Rosenberg will hold office until the Company’s second annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office. Although the Company does not currently maintain any committees of the Board of Directors, it is anticipated that Messrs. Lang and Rosenberg will join one or more committees once they are established.

In connection with their joining the Board, Messrs. Lang and Rosenberg will each receive cash compensation of $25,000 per year for their services and annual grants of stock options under the Company’s 2006 Long Term Incentive Plan to purchase up to 5,000 shares of the Company’s common stock. The first such grants of 5,000 options were made on July 16, 2008 with an exercise price of $3.90 per share, the closing price on the date of grants. All options will be subject to a five year vesting schedule, with one-fifth of such options vesting on each anniversary of the date of grant, beginning July 15, 2009.

There are no other arrangements or understandings between Messrs. Lang and Rosenberg and any other persons pursuant to which Messrs. Lang and Rosenberg were appointed as directors of the Company. Neither of Messrs. Rosenberg and Lang have had a direct or indirect material interest in any transaction since the beginning of Platinum Energy’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

A copy of the press release issued by the Company on July 18, 2008, announcing the appointment of Messrs. Lang and Rosenberg as directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release, dated July 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: July 18, 2008
	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer